                                                                      EXHIBIT 11

                              HERMAN MILLER, INC.
                   COMPUTATIONS OF EARNINGS PER COMMON SHARE
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)


                                                  Three Months Ended                       Six Months Ended
                                                  ------------------                       ----------------
                                             Nov. 30,            Dec. 2,              Nov. 30,          Dec. 2,
                                               1996                1995                1996               1995
                                             -------             --------            --------           --------
NET INCOME APPLICABLE
    TO COMMON SHARES                          $17,852                $4,955             $33,438             $16,969
                                              =======                ======             =======             =======

Weighted Average Common
    Shares Outstanding                     23,808,613            25,061,652          23,936,729          24,970,351

Net Common Shares
    Issuable Upon Exercise
    of Certain Stock Options                  357,622               126,389             274,028              92,473
                                              -------               -------             -------              ------

WEIGHTED AVERAGE COMMON SHARES
    OUTSTANDING AS ADJUSTED                24,166,235            25,188,041          24,210,757          25,062,824
                                           ==========            ==========          ==========          ==========

NET INCOME PER SHARE                             $.74                  $.20               $1.38                $.68
                                                 ====                  ====               =====                ====





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